UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2014 (the “Original 8-K”), on July 8, 2015, Grandparents.com, Inc. (the “Company”) and VB Funding, LLC (the “Lender”), an affiliate of Vanbridge LLC, entered into a credit agreement (as amended, the “Credit Agreement”), which provided for a multi-draw term loan credit facility (the “Loan”) in an aggregate amount not to exceed $8,000,000. As previously reported, the Loan was structured to provide for two disbursements, with the initial amount of $5,000,000 (which included the $1,000,000 amount previously funded on May 18, 2015 pursuant to that certain bridge note made on May 18, 2015) disbursed by the Lender at the time of closing of the Credit Agreement. Pursuant to the Credit Agreement, on December 31, 2015, the Lender made the second disbursement of $3,000,000 (the “Second Disbursement”).  The Company intends to use borrowings under the Second Disbursement to fund the operations of the Company.

As set forth in the Credit Agreement, in connection with the Second Disbursement, the Company and the Lender entered into a warrant agreement (the “Warrant Agreement”) pursuant to which the Company issued to the Lender a 10 year warrant to purchase up to 7,500,000 shares of common stock of the Company at a purchase price of $0.30 per share.

As disclosed in the Original 8-K, pursuant to the terms of the Credit Agreement, the Company also previously entered into a registration rights agreement (the “Registration Rights Agreement”) with the Lender. The Registration Rights Agreement provides, among other things, that the Lender may require that the Company file a “resale” registration statement under the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of all of the common stock issued or to be issued to the Lender pursuant to the Loan and the Warrant Agreement.

The foregoing descriptions of the Credit Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements which were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015.  The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the aforementioned document, a copy of which the Company will file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

In issuing the securities described above, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2016	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman & Chief Executive Officer